SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                                   ________

                                   FORM 8-K

                                CURRENT REPORT


                     Pursuant to Section 13 OR 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)       January 15, 1998
                                                       ----------------


                              UNISYS CORPORATION
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            (Exact Name of Registrant as Specified in its Charter)



   Delaware                    1-8729                   38-0387840
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(State or Other         (Commission File Number)      (IRS Employer
Jurisdiction of                                     Identification No.)
Incorporation)



                 Township Line and Union Meeting Roads,
                    Blue Bell, Pennsylvania  19424
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       (Address of Principal Executive Offices)  (Zip Code)


                           (215) 986-4011
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        (Registrant's telephone number, including area code)


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Item 5.  Other Events.

On January 15, 1998, the Company reported net income before one-time charges of $199.0 million for the year ended December 31, 1997, compared with net income before one-time charges of $61.8 million in 1996. Before one-time items, the Company earned $0.46 per share on a diluted basis after payment of preferred dividends in 1997, compared to a loss of $0.34 per share in 1996. Operating income before one-time items was $613.8 million in 1997, compared to $327.4 million in 1996. Net income for the fourth quarter of 1997 before one-time items was $86.9 million, or $0.25 per share on a diluted basis after preferred dividends, compared to net income before one-time items of $55.7 million, or $0.14 per share on a diluted basis after preferred dividends, in the fourth quarter of 1996. Operating income before one-time items was $217.5 million in the fourth quarter of 1997 and $146.9 million in the fourth quarter of 1996.

In the fourth quarter of 1997, the Company took a one-time charge of $1.1 billion against net income. After this charge, the Company reported a fourth quarter 1997 net loss of $965.7 million, compared to net income of $43.6 million after a one-time item in the fourth quarter of 1996. Including one-time items, the net loss for the year ended December 31, 1997 was $853.6 million, or $5.30 per share after preferred dividends. Net income in 1996 was $49.7 million, or a loss of $0.41 per share after preferred dividends.

The one-time charge against 1997 fourth quarter net income included the writeoff of $883.6 million in goodwill principally related to the 1986 merger of Burroughs Corporation and Sperry Corporation, $127.0 million principally related to the Company's decision to discontinue the manufacturing and assembly of personal computers and low-end servers and to dispose of a small, non-strategic technology product and $42.0 million related to the conversion, in December 1997, of $271.2 million of the Company's 8-1/4% Convertible Subordinated Notes due 2006. The writeoff of goodwill reflects the rapid changes that continue to occur in the marketplace away from proprietary technology and maintenance as well as the Company's decision to change the method used for measuring the remaining value of goodwill.

Revenue for the year ended December 31, 1997 was $6.64 billion, compared to $6.37 billion in 1996. Revenue for the fourth quarter of 1997 was $1.90 billion, compared to $1.81 billion in the fourth quarter of 1996. During the year ended December 31, 1997, the Company generated $383.5 million in cash flow from operating activities, an increase of $473.2 million from 1996. During the fourth quarter of 1997, the Company generated $393.7 million in cash flow from operations, up from $263.0 million in the fourth quarter of 1996.


Item 7.  Exhibits

99  Consolidated Statement of Income


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                              SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  UNISYS CORPORATION


Date:  January 22, 1998           By:  /s/Robert H. Brust
                                       ----------------------------
                                       Name:  Robert H. Brust
                                       Title: Senior Vice President
                                              and Chief Financial
                                              Officer





































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                                 EXHIBIT INDEX


Exhibit No.

   99     Consolidated Statement of Income